JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is made and entered into by and among The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., BIAM (US) Inc., Iridian Asset Management LLC ("Iridian"), COLE Partners LLC ("COLE"), Iridian Private Business Value Equity Fund, L.P. ("Iridian Private Business"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy").

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursunat to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of any securities of Equifax Inc. that are requireed to be reportd on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

Date: February 5, 2004

                                THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

                             By:   /s/   John Clifford
                                   ----------------------------------
                                        John Clifford
                                        Group Secretary

                              IBI INTERFUNDING

                             By:   /s/   Peter Nugent
                                   ----------------------------------
                                        Peter Nugent
                                        Secretary

                              BANCIRELAND/FIRST FINANCIAL,INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director

                              BIAM (US) INC.

                              By:  /s/   Diane Morrison
                                    ----------------------------------
                                        Diane Morrison
                                        Director

                              IRIDIAN ASSET MANAGEMENT LLC

                              By: /s/    Jeffrey M. Elliott
                                   ----------------------------------
                                       Jeffrey M. Elliott
                                       Executive Vice President

                              COLE PARTNERS LLC

                         By: /s/    Jeffrey M. Elliott
                              ----------------------------------
                                   Jeffrey M. Elliott
                                   Executive Vice President

                              IRIDIAN PRIVATE BUSINESS VALUE EQUITY FUND, L.P.
                         By:  COLE PARTNERS LLC

                         By: /s/    Jeffrey M. Elliott
                              ----------------------------------
                              Jeffrey M. Elliott
                              Executive Vice President

                         By: /s/    David L. Cohen
                              ----------------------------------
                              David L. Cohen, individually

                         By: /s/    Harold J. Levy
                              ----------------------------------
                              Harold J. Levy, individually